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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2014

SELECT MEDICAL HOLDINGS CORPORATION
SELECT MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware Delaware (State or other jurisdiction of Incorporation)	001-34465 001-31441 (Commission File Number)	20-1764048 23-2872718 (I.R.S. Employer Identification No.)

4714 Gettysburg Road, P.O. Box 2034
Mechanicsburg, PA 17055
(Address of principal executive offices) (Zip Code)

(717) 972-1100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

        Select Medical Corporation (the "Company"), a wholly owned subsidiary of Select Medical Holdings Corporation ("Holdings"), intends to offer $110 million in aggregate principal amount of its senior 6.375% notes due 2021 issued as additional notes under the indenture dated May 28, 2013. The senior notes will be issued by the Company and will be unconditionally guaranteed by certain of the Company's subsidiaries.

        The Company intends to use the net proceeds of the offering, together with cash on hand, to pay a portion of the amounts outstanding on the revolving loan under the Company's senior secured credit facilities and to pay related fees and expenses. We expect to use the portion of the revolving loan being repaid to repurchase 10,000,000 shares of Holdings' common stock from Welsh, Carson, Anderson & Stowe IX, L.P. and WCAS Capital Partners IV, L.P. pursuant to a Stock Purchase Agreement dated February 26, 2014. If the Company does not use proceeds from its revolving loan for the repurchase, it will use the net proceeds of the offering, together with cash on hand, to consummate the repurchase.

        The senior notes will be issued through a private placement and resold by initial purchasers to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended, and Regulation S. The senior notes will not be registered under the Securities Act and cannot be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This does not constitute an offer to sell or the solicitation of an offer to buy any security in any jurisdiction in which such offer or sale would be unlawful.

        On March 6, 2014, Select Medical Corporation issued a press release announcing the Company had commenced an offering of $110 million in aggregate principal amount of its senior 6.375% notes due 2021 issued as additional notes under the indenture dated May 28, 2013. A copy of the press release is attached hereto as Exhibit 99.1.

Cautionary Note Regarding Forward-Looking Statements

        Except for historical information, all other information in this Form 8-K consists of forward-looking statements. These forward-looking statements involve a number of risks, uncertainties and other factors, including the contemplated size of a note offering, possible completion of a note offering, the prospective impact of a note offering, plans to repay certain indebtedness (including the terms and success of such repayment), which may cause the actual results to be materially different from those expressed or implied in the forward-looking statements. Other important factors that could cause the statements made in this Form 8-K or the actual results of operations or financial condition of the Company to differ include, without limitation, that the note offering is subject to market conditions and a number of other conditions and approvals and the final terms may vary substantially as a result of market and other conditions. There can be no assurance that the note offering will be completed as described herein or at all. Other important factors are discussed under the caption "Forward-Looking Statements" in the Company's Form 10-K Annual Report for the year ended December 31, 2013 and in subsequent filings made prior to or after the date hereof. The Company does not intend to review or revise any particular forward-looking statement in light of future events.

Certain Information

        Attached as Exhibit 99.2 to the report are selected portions of information from an offering memorandum that the Company expects to disclose to investors in connection with the proposed private placement. There can be no assurance that the placement will be completed as described in the offering memorandum or at all.

        The information in this report (including Exhibits 99.1 and 99.2) is being furnished pursuant to Item 7.01 and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange

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Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01    Financial Statements and Exhibits.

(d)
Exhibits.

Exhibit Number	Description
99.1	Press Release, dated March 6, 2014, announcing the offering of additional 6.375% senior notes due 2021.
99.2	Selected portions of information from an offering memorandum that the Company expects to disclose to investors in connection with its proposed private placement.

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 SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

SELECT MEDICAL HOLDINGS CORPORATION
SELECT MEDICAL CORPORATION
Date: March 6, 2014	By:	/s/ MICHAEL E. TARVIN
Michael E. Tarvin Executive Vice President, General Counsel and Secretary

II-1

 EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated March 6, 2014, announcing the offering of additional 6.375% senior notes due 2021.
99.2	Selected portions of information from an offering memorandum that the Company expects to disclose to investors in connection with its proposed private placement.

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  Item 7.01 Regulation FD Disclosure.
  Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX